EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 06/30/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.88%	-2.90%	9.81%
Class B Units	-0.89%	-2.97%	9.34%
  * Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JUNE 30, 2006

The Grant Park Futures Fund sustained trading losses during the final week of June. Positions in the interest rate sector accounted for the bulk of losses; positions in the currencies and soft/agricultural commodities also lost ground. Metals positions were profitable during the week.

Positions in the interest rate sector reported losses as prices for global debt instruments were higher by week’s end. The rally followed the U.S. Federal Reserve’s decision on Thursday to raise short-term U.S. rates by 25 basis points, a move that investors had expected. It was the 17th consecutive interest rate hike by the Federal Open Market Committee (FOMC) and lifted short term rates to 5.25%. Analysts suggested that the ensuing rally in debt markets was the result of the language that accompanied the Fed’s decision. The central bank said that although it did see some risk of inflation going forward, steady economic growth “should help to limit inflation pressures over time”. Analysts commented that the wording of the statement gave investors reason to believe that the FOMC might take a pause in its rate tightening cycle when it meets in August. Short positions in the domestic markets were hardest hit as prices for Eurodollars and Ten-year treasury notes rallied on the prospect of an easing of U.S. monetary policy; short positions in the Thirty-year bond and Five-year note were also dealt losses as prices there ended higher for the week.

Short positions in the currency sector lost ground as the U.S. dollar fell in response to the Fed’s statement accompanying the decision to raise rates. The greenback weakened against most of its major trading partners as the prospect of a pause in the rate-tightening cycle caused investors to sell the dollar. Short positions in the Japanese yen sustained losses as that currency ended the week more than a cent higher versus the U.S. currency. Losses also came from short positions in the Australian dollar.

Short positions in the coffee market resulted in losses to positions in the soft/agricultural commodity sector. The September contract on the New York Board of Trade was 4.50 cents higher for the week, settling at $1.0150 per pound. Analysts said that heavy buying on behalf of investors holding short positions combined with the absence of any rain in the Brazilian weather forecast drove prices to a higher close for the week. Also, short positions in the November soybean contract lost ground as the agricultural product gained 14.5 cents on the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the metals sector reported profits on strength from the base metals products. Analysts suggested that liquidation of short positions ahead of the weekend drove prices higher as market volumes were thin ahead of the 4th of July holiday weekend in the U.S., resulting in gains for long positions in the copper and nickel markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com